EXHIBIT 10.1

                         GLOBAL BUSINESS SERVICES, INC.
                             2003 STOCK AWARD PLAN


1. PURPOSE OF THE PLAN

     The Global Business Services, Inc. 2003 Stock Award Plan (the "Plan") is intended to attract, retain, motivate and reward employees, officers and directors of and consultants to and attorneys for Global Business Services, Inc. (the "Company") and subsidiaries of the Company, who are and will be contributing to the success of the business of the Company by compensating them in the form of stock in the Company. It is the intention of the Company that the Plan comply with the definition of an "employee benefit plan" contained in Rule 405 under the Securities Act of 1933, as amended, (the "Act"), and that issuances of Shares be made only to "employees" as defined in Rule 405. Accordingly, the Company may from time to time, grant to selected attorneys and consultants ("participants") awards ("awards") of shares of common stock of the Company, $.01 par value ("Shares"), subject to the terms and conditions hereinafter provided. In no instance shall Shares be awarded for purposes of capital raising or to maintain a market in the securities of the Company.

2. ADMINISTRATION OF THE PLAN

     This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board is authorized to interpret the Plan and may from time to time adopt such rules and regulations for carrying out the Plan as it may deem appropriate, including rules and regulations to comply with the requirements of Rule 16(b)(3) under the Securities Exchange Act of 1934. No Director shall be eligible to receive an award under the Plan. Decisions of the Board in connection with the administration of the Plan shall be final, conclusive, and binding upon all parties, including the Company, shareholders and participants.

     Subject to the terms, provisions, and conditions of this Plan as set forth herein, the Board shall have sole discretion and authority:

     (1) to select the participants to be awarded Shares (it being understood that more than one award may be granted to the same participant);

     (2)  to determine the number of Shares to be awarded to each participant;

     (3)  to determine the time or times when the awards may be granted;

     (4) to prescribe the form of stock legend for the certificates of Shares or other instruments, if any, evidencing any awards, granted under this Plan, and

     (5) to cause Shares to be registered on Form S-8 under the Act either prior or subsequent to the making of an award.

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3. SHARES SUBJECT TO THE PLAN

     The aggregate number of Shares which may be awarded under the Plan shall not exceed 5,000,000 Shares of the Company. Shares to be awarded under the Plan shall be made available, at the discretion of the Board, either from the authorized but unissued shares of the Company or from shares of common stock reacquired by the Company, including shares purchased in the open market.

4. ELIGIBILITY

     Shares shall be awarded to directors, officers, employees and consultants to the Company, it being the intention of the Company that awards shall be made only to persons who satisfy the definition of "employee" contained in Rule 405 under the Act. Shares shall only be awarded to natural persons who provide bonafide services to the Company which services are not in connection with the offer or sale of securities in a capital-raising transaction and which do not directly or indirectly promote or maintain a market for the Company's securities.

5. AWARDS AND CERTIFICATES

     Each participant shall be issued a certificate or certificates representing Shares awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate restrictive legend on its face, unless such Shares have been registered under the Act. The Company may register on Form S-8 under the Act, on behalf of the participants, Shares issued or to be issued pursuant to the Plan.

6.   TERMINATION AND AMENDMENT

     The Board may amend, suspend, or terminate the Plan at any time provided that no such modification shall impair the rights of any recipient under any award.

7. MISCELLANEOUS

     (a) Nothing in the Plan shall require the Company to issue or transfer any Shares pursuant to an award if such issuance or transfer would, in the opinion of the Board, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of securities.

     (b) Notwithstanding any other provision of the Plan, the Board may at any time make or provide for such adjustment to the Plan, to the number of Shares available thereunder, or to any awards of Shares as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of changes in the number of outstanding Shares by reason of stock dividends or distributions, stock splits or other combinations or subdivisions of stock, recapitalization, issuances by reclassification, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, or other similar corporate changes. Any such determination by the Board shall be conclusive.

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     (c) No  participant  or other  person  shall  have any claim or right to be granted Shares under the Plan, and neither the Plan nor any action taken thereunder shall be construed as giving any participant or other person any right to be retained in the employ of or by the Company.

     (d) Income realized as a result of an award of Shares shall not be included in the recipient's earnings for the purpose of any benefit plan in which the recipient may be enrolled or for which the recipient may become eligible unless otherwise specifically provided for in such plan.

     (e) If and when a participant is required to pay the Company an amount required to be withheld under any federal, state or local income tax laws in connection with an award under the Plan, the Board may, in its sole discretion and subject to such rules as it may adopt, permit the participant to satisfy the obligation, in whole or in part, be electing to have the Company withhold Shares having a fair market value equal to the amount required to be withheld. The election to have Shares withheld must be made on or before the date the amount of tax to be withheld is determined.

8. EFFECTIVE DATE AND TERM OF THE PLAN

     The effective date of the Plan shall be June 13, 2003 and the Plan shall remain in full force until December 31, 2004 or until all Shares have been awarded, whichever first occurs.



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